UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/23/2010

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

SCM Microsystems, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2010, Identive Group, Inc., a Delaware corporation (the "Company") entered into an amendment to its employment agreement with Felix Marx (the "Amended Agreement").   A copy of the Amended Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Mr. Marx is an executive vice president of the Company. The Amended Agreement updates the employment agreement between Mr. Marx and SCM Microsystems, Inc., dated as of March 10, 2010, to reflect his appointment to the newly created role of Executive Vice President Transponders & Semiconductors, responsible for directing the growth and management of the Company's TagStar Systems and ACiG Technology businesses. In addition, Mr. Marx has been appointed CEO of the Company's ACiG Technology business. Formerly, Mr. Marx served as Chief Operating Officer, which position has been eliminated with his new appointment.

The terms of Mr. Marx's compensation remain unchanged.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

Exhibit        Description

10.1        Amendment to Employment Agreement, dated August 23, 2010, by and between Identive Group, Inc. and Felix Marx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: August 27, 2010	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment to Employment Agreement, dated August 23, 2010, by and between Identive Group, Inc. and Felix Marx.